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                                                                 EXHIBIT 24.4

MERRILL LYNCH


                                   CONSENT


We hereby consent to the use of our opinion letter dated October 3, 1995 to the Board of Directors of Midlantic Corporation included as an Annex to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Midlantic Corporation, with and into a wholly owned subsidiary of PNC Bank Corp. and to the references to such opinion and to our firm in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                              MERRILL LYNCH, PIERCE, FENNER &
                                                    SMITH INCORPORATED

                                              By /s/ JOHN R. CHRIN
                                                 -----------------------

October 3, 1995